    As filed with the Securities and Exchange Commission on October 26, 1995

                                                               File No. ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ______________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              SARA LEE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                       MARYLAND                           36-2089049
             (State or Other Jurisdiction               (I.R.S. Employer
          of Incorporation or Organization)            Identification No.)


                           THREE FIRST NATIONAL PLAZA
                                   SUITE 4600
                          CHICAGO, ILLINOIS 60602-4260
                    (Address of Principal Executive Offices)

                              SARA LEE CORPORATION
                     1995 NON-EMPLOYEE DIRECTOR STOCK PLAN
                            (Full Title of the Plan)

                              JANET LANGFORD KELLY
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              SARA LEE CORPORATION
                           THREE FIRST NATIONAL PLAZA
                                   SUITE 4600
                          CHICAGO, ILLINOIS 60602-4260
                    (Name and Address of Agent For Service)

                                 (312) 726-2600
          Telephone Number, Including Area Code, of Agent For Service

                          COPIES OF COMMUNICATIONS TO:
                            MARYANN A. WARYJAS, ESQ.
                                 JENNER & BLOCK
                                 ONE IBM PLAZA
                            CHICAGO, ILLINOIS 60611
                                 (312) 222-9350

                        CALCULATION OF REGISTRATION FEE

                                                     Proposed              Proposed
        Title of                                     Maximum               Maximum
       Securities               Amount               Offering             Aggregate             Amount of
          to be                  to be              Price Per              Offering           Registration
       Registered             Registered(1)          Share(2)              Price(2)                Fee
 Common`Stock,                  500,000             $29 13/16           $14,906,250.00          $5,140.09
 $1.33 1/3 par value per
 share

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The offering price is estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, and was based on the average of the high and low prices of the shares quoted on the New York Stock Exchange on October 23, 1995 as published by the Wall Street Journal.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Pursuant to Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    DOCUMENTS INCORPORATED BY REFERENCE.

     This Registration Statement on Form S-8 relates to the registration of shares of the common stock, $1.33 1/3 par value per share (the "Common Stock"), of Sara Lee Corporation (the "Company" or the "Registrant").

     The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 1, 1995;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 1, 1995; and

     (c) The description of the Common Stock contained in the Company's Registration Statement No. 33-18488 filed with the Securities and Exchange Commission (the "Commission") on November 12, 1987, and Registration Statement No. 34-397183 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto, filed with the Commission on November 15, 1989).

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Company's directors, officers, employees, and agents under specified circumstances, which may include indemnity against expenses, including attorneys' fees and judgments, fines and amounts paid in settlement under the Securities Act of 1933, as amended (the "Act"). The Company has purchased and maintains insurance as is permitted by said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Act. Article V of the By-Laws of the Company provides for such indemnification to the extent and under the circumstances permitted by said
Section 2-418.

     Article V of the By-Laws of the Company provides as follows (Sara Lee Corporation is defined as the "Corporation" in this excerpt):

           "Section 1.  Right to Indemnification.  Subject to the provisions of
     Section 3 of this Article V, the Corporation (a) shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law.

           Section 2. Time for Payment Enforcement. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

           Section 3. Standard of Conduct. Anything in these By-Laws to the contrary notwithstanding, except in circumstances where indemnification is required under the General Laws of the State of Maryland now or hereafter in force, no indemnification of a director or officer may be made hereunder unless a determination has been made in accordance with the procedures set forth in Section 2-418(e) of the Maryland General Corporation Law that the party seeking indemnification has met the requisite standard of conduct. A party seeking indemnification shall be deemed to have met the requisite standard of conduct unless it is established that:

           (a) The act or omission of the director or officer was material to the matter giving rise to the proceeding; and

           (i)  was committed in bad faith; or

           (ii) was the result of active and deliberate dishonesty; or

           (b) The director or officer actually received an improper benefit in money, property or services; or

           (c) In the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

           Section 4. General. The indemnification and advance of expenses provided by this By-Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect.

           Section 5. Effective Time. This By-Law shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Nothing herein shall prevent an amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.

           Section 6. Further Action. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law."

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    EXHIBITS.


  Exhibit
    No.                                   Description of Exhibits
 --------                                 -----------------------
    4.1     Articles  of  Restatement of  the  Charter  of Sara  Lee  Corporation,  as amended
            (incorporated by reference  to Exhibit 4.1 to Registration Statement  No. 33-35760
            on Form S-8 dated July  6, 1990, and Exhibit  3(a) to Form 10-K for fiscal year ended July 2, 1994 (File No. 1-3344)).

    4.2     Bylaws of Sara Lee Corporation,  as amended (incorporated by reference to  Exhibit
            No.  (3b) to Form 10-K for fiscal year  ended July 1, 1995 (File No. 1-3344)).

    4.3     Stockholder Rights Agreement (incorporated by reference to Exhibit 4 to Form
            10-Q for the quarter ended March 26, 1988).

    4.4     Sara  Lee Corporation 1995 Non-Employee Director Stock Plan (incorporated  by reference to Appendix C, Exhibit 99 to Proxy Statement dated September 20, 1995).

    4.5     General Form of Option Agreement under  the Sara Lee Corporation 1995 Non-Employee
            Director Stock Plan.

    4.6     The description of Sara Lee Corporation's Common Stock contained in Registration Statement
            No. 1-3344 on Form 8-A filed on May 11, 1988 (as amended by Form 8 thereto filed on November
            15, 1989).

    5.1     Opinion of Jenner & Block regarding validity of registered securities.

    15      None.


  Exhibit
    No.                 Description of Exhibits
 --------               -----------------------
    23.1    Consent of Arthur Andersen LLP.

    23.2    Consent of Jenner & Block (filed as part of Exhibit 5.1).

    24.1    Powers of Attorney.

    28      None.

    99      None.



ITEM 9.         UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 26th day of October, 1995.


                              Sara Lee Corporation


                              By:      /s/ Janet Langford Kelly
                                 ----------------------------------------------
                                                  Janet Langford Kelly
                                                  Senior Vice President,
                                                  Secretary and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Report has been signed below by the following persons on behalf of Sara Lee Corporation and in the capacities indicated on October 26 1995.


                SIGNATURE                                                    TITLE
                ---------                                                    -----
                     *                                Chairman of the Board, Chief Executive Officer and Director
---------------------------------------------
               John H. Bryan

                     *                                Vice Chairman, Chief Administrative Officer and Director
---------------------------------------------
               Michael E. Murphy

                     *                                Executive Vice President and Director
---------------------------------------------
               Donald J. Franceschini

                     *                                Executive Vice President and Director
---------------------------------------------
               C. Steven McMillan

             /s/ Judith A. Sprieser                   Senior Vice President and Chief Financial Officer
---------------------------------------------
               Judith A. Sprieser

            /s/ Wayne R. Szypulski                    Vice President and Controller
---------------------------------------------
               Wayne R. Szypulski

                     *                                Director
---------------------------------------------
               Paul A. Allaire

                     *                                Director
---------------------------------------------
          Frans H.J.J. Andriessen

                     *                                Director
---------------------------------------------
               Duane L. Burnham

                     *                                Director
---------------------------------------------
               Charles W. Coker

                SIGNATURE                                               TITLE
                ---------                                               -----
                     *                                Director
---------------------------------------------
               Willie D. Davis

                     *                                Director
---------------------------------------------
               Allen F. Jacobson

                     *                                Director
---------------------------------------------
            Vernon E. Jordan, Jr.

                     *                                Director
---------------------------------------------
               James L. Ketelsen

                     *                                Director
---------------------------------------------
               Hans B. van Liemt

                     *                                Director
---------------------------------------------
               Joan D. Manley

                     *                                Director
---------------------------------------------
               Newton N. Minow

                     *                                Director
---------------------------------------------
             Sir Arvi H. Parbo A.C.

                     *                                Director
---------------------------------------------
               Rozanne L. Ridgway

                     *                                Director
---------------------------------------------
               Richard L. Thomas




     *By Janet Langford Kelly as Attorney-in-Fact pursuant to Powers of Attorney executed by the officers and directors listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.


                                               /s/ Janet Langford Kelly
                                       ---------------------------------------
                                               Janet Langford Kelly
                                               As Attorney-in-Fact

                                EXHIBIT INDEX


  EXHIBIT
    NO.                                   DESCRIPTION OF EXHIBITS
 --------                                 -----------------------
    4.1     Articles  of Restatement  of  the  Charter of  Sara  Lee  Corporation, as  amended
            (incorporated by reference  to Exhibit 4.1 to Registration Statement  No. 33-35760
            on  Form S-8 dated July 6,  1990, and Exhibit 3(a) to  Sara Lee Corporation's Form
            10-K for fiscal year ended July 2, 1994 (File No. 1-3344)).

    4.2     Bylaws of Sara  Lee Corporation, as amended (incorporated by  reference to Exhibit
            No. (3b) to  Form  10-K for fiscal year ended  July 1, 1995
            (File No. 1-3344)).

    4.3     Stockholder Rights Agreement (incorporated by reference  to Exhibit 4 to
            Form 10-Q for the quarter ended March 26, 1988).

    4.4     Sara Lee Corporation 1995 Non-Employee Director Stock Plan dated October  26, 1995
            (incorporated by reference to  Appendix C, Exhibit 99 to Proxy Statement dated
            September 20, 1995).

    4.5     General Form of Option Agreement  under the Sara Lee Corporation 1995 Non-Employee
            Director Stock Plan.

    4.6     The description of Sara Lee Corporation's Common Stock contained in Registration Statement
            No. 1-3344 on Form 8-A filed on May 11, 1988 (as amended by Form 8 thereto filed on November
            15, 1989).

    5.1     Opinion of Jenner & Block regarding validity of registered securities.

    15      None.

    23.1    Consent of Arthur Andersen LLP.

    23.2    Consent of Jenner & Block (filed as part of Exhibit 5.1).

    24.1    Powers of Attorney.

    28      None.

    99      None.
